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                                                                     EXHIBIT 2.1

                AGREEMENT TO AMEND AGREEMENT AND PLAN OF MERGER

  AGREEMENT TO AMEND AGREEMENT AND PLAN OF MERGER dated as of October 5, 2000, by and among Phone.com, Inc., a Delaware corporation ("Phone"), Silver Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Phone ("Sub"), and Software.com, Inc., a Delaware corporation ("Software").

  WHEREAS, Phone, Sub and Software have entered into an Agreement and Plan of Merger, dated as of August 8, 2000, by and among Phone, Sub and Software (the "Merger Agreement"); and

  WHEREAS, each of the respective Boards of Directors of Phone, Sub and Software has deemed it advisable and in the best interests of each of Phone, Sub and Software, respectively, and has resolved that the name of Phone from and after the Effective Time (as defined in the Merger Agreement) shall remain "Phone.com, Inc." until such time as the Board of Directors of Phone shall otherwise determine; and

  WHEREAS, the respective Board of Directors of each of Phone, Sub and Software has deemed it advisable and in the best interests of each of Phone, Sub and Software, respectively, and has resolved that Phone will not amend the Phone ESPP (as defined in the Merger Agreement) to provide a special offering period that would permit Software.com employees to immediately participate in the Phone ESPP after the Effective Time; and

  WHEREAS, each of the respective Boards of Directors of Phone, Sub and Software has deemed it advisable and in the best interests of each of Phone, Sub and Software, respectively, and has resolved that the Merger Agreement be amended to reflect the foregoing and certain other ministerial matters; and

  WHEREAS, Section 7.3 of the Merger Agreement sets forth the manner in which the Merger Agreement may be amended.

  NOW, THEREFORE, intending to be legally bound, the parties agree pursuant to
Section 7.3 of the Merger Agreement, to amend and modify the Merger Agreement as set forth below to reflect the true intention and agreement of the parties:

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
 Fifth recital ("Whereas"   Amend the fifth recital ("Whereas" clause) to read
 clause) of the Merger      in its entirety as follows "WHEREAS, the Board of
 Agreement                  Directors of Phone has resolved to recommend to
                            Phone's stockholders the approval of the issuance of shares of Phone Common Stock (as hereinafter defined) pursuant to the Merger".

 Section 1.5 of the Merger  Amend Section 1.5 to read in its entirety as
 Agreement                  follows: "At the Effective Time, subject to the
                            requirements of Section 5.5, the certificate of incorporation and the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the certificate of incorporation and by-laws of the Surviving Corporation, in each case until thereafter amended in accordance with applicable law, except that from and after the Effective Time, Article First of the certificate of incorporation shall read in its entirety as follows: "The name of the corporation is "Software.com, Inc.' (hereinafter, the
                            "Corporation")."

 Section 2.1(d) of the      Amend the heading in Section 2.1(d) to read in its
 Merger Agreement           entirety as follows:
                            (d) Assumption and Conversion of Software.com
                            Options and Assumption of Software.com Stock
                            Plans.

 Section 2.1(d)(ii) of the  Amend the first sentence of Section 2.1(d)(ii) to
 Merger Agreement           read in its entirety as follows: "As of the
                            Effective Time, Phone shall assume in full each
                            Software.com Option, all of the other rights and
                            obligations of Software.com under the Software.com
                            Stock Plans (as defined in Section 3.2(c)) as
                            provided herein, and each Software.com Stock
                            Plan."
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
 Section 2.1(e) of the      Amend Section 2.1(e) by deleting the words: ";
 Merger Agreement           provided, however, that Phone shall amend the
                            Phone ESPP to provide for a special offering period that permits Software.com employees the ability to immediately participate in the Phone
                            ESPP after the Effective Time, and that service with Software.com shall be treated as service with Phone for determining eligibility of
                            Software.com's employees under the Phone ESPP" at the end of Section 2.1(e).

 Section 2.2(e)(ii) of the  Amend Section 2.2(e)(ii) to read in its entirety
 Merger Agreement           as follows: "Notwithstanding any other provision
                            of this Agreement, each holder of shares of Software.com Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Phone Common
                            Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to (i) such fraction multiplied by (ii) the average of the closing price of a share of Phone
                            Common Stock for the ten (10) most recent trading days that Phone Common Stock has traded ending on the trading day immediately prior to the Effective
                            Time, as reported on the Nasdaq National Market."

 Section 3.1(l) of the      Amend Section 3.1(l) to read in its entirety as
 Merger Agreement           follows: "The affirmative vote at the Phone
                            Stockholders' Meeting (the "Phone Stockholder
                            Approval") of the holders of a majority of all outstanding shares of Phone Common Stock present in person or by proxy and entitled to vote at a duly convened and held meeting of Phone stockholders to approve the issuance of shares of Phone Common Stock pursuant to the Merger is the only vote of the holders of any class or series of Phone's capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby."

 Section 4.2(b) of the      Amend Section 4.2(b) by deleting the words: "or
 Merger Agreement           the Charter Amendment" at the end of clause (i).

 Section 5.1(b) of the      Amend Section 5.1(b) by deleting the words: "and
 Merger Agreement           the Phone Charter Amendment" at the end of Section
                            5.1(b).

 Add new Section 5.18 to    Add a new Section 5.18 to read in its entirety as
 the Merger Agreement       follows:

                            "SECTION 5.18 Name of Phone.

                            The parties agree that after the Effective Time, the name of Phone shall continue to be 'Phone.com, Inc.' until the Board of Directors of Phone shall otherwise determine."

 Section 7.1(e) of the      Amend Section 7.1(e) by deleting the words: "and
 Merger Agreement           the Charter Amendment" at the end of the clause
                            (i)(A).
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  Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof, and constitutes the entire agreement of Phone, Sub and Software with respect to the matters set forth herein. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Merger Agreement, the provisions of this Agreement shall govern. Each and every other term, condition, covenant, representation, warranty and provision set forth in the Merger Agreement shall remain in full force and effect. All references to the Merger Agreement in any other agreement or document shall hereinafter be deemed to refer to the Merger Agreement as amended hereby.

  Any amendment to or modification of this Agreement shall be effected in accordance with the provisions of Section 7.3 of the Merger Agreement.

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  This Agreement shall be effective as of the date first above written.

                                          Phone.com, Inc.

                                                      /s/ Alan Black
                                          By:
                                             ----------------------------------
                                             Name:   Alan Black
                                             Title:  Senior Vice President,
                                                     Corporate Affairs and
                                                     Chief Financial Officer

                                          Silver Merger Sub Inc.

                                                      /s/ Linda Speer
                                          By:
                                             ----------------------------------
                                             Name:  Linda R. Speer
                                             Title:  Vice President

                                          Software.com, Inc.

                                                    /s/ Craig Shelburne
                                          By:
                                             ----------------------------------
                                             Name:  Craig A. Shelburne
                                             Title:  Senior Vice President and
                                                     General Counsel

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